Exhibit 99.1

HARRIS PREFERRED CAPITAL CORPORATION

BY FIRST CLASS MAIL

March 29, 2013

NOTICE OF FULL REDEMPTION

of

7 3/8% Noncumulative Exchangeable Preferred Stock, Series A

($25.00 Liquidation Preference Per Share)

(CUSIP No. 414567 20 6)

of

HARRIS PREFERRED CAPITAL CORPORATION

NOTICE IS HEREBY GIVEN, that Harris Preferred Capital Corporation, a Maryland corporation (the “Company”), has elected to redeem, on April 30, 2013 (the “Redemption Date”), all of the currently outstanding shares of its 7 3/8% Noncumulative Exchangeable Preferred Stock, Series A, par value $1.00 per share (the “Preferred Shares” and each a “Preferred Share”), at a redemption price per share (the “Redemption Price”) equal to $25.00, the principal amount thereof, plus quarterly accrued and unpaid dividends to the Redemption Date in an amount equal to $0.1536 per share, for a total payment of $25.15365 per share. The Redemption Price is payable in cash, without interest as soon as practicable after the Redemption Date.

Payment of the Redemption Price for the Preferred Shares will be made on or after the Redemption Date upon presentation and surrender to Computershare Trust Company, N.A. (the “Redemption Agent”) of certificates representing Preferred Shares at the address set forth below.

Notwithstanding the foregoing, any Preferred Shares held in global form shall be redeemed in accordance with the applicable procedures of the Depository Trust Company.

On and after the Redemption Date, dividends will cease to accrue on the Preferred Shares that have been called for redemption. On and after the Redemption Date, the Preferred Shares that have been called for redemption will no longer be deemed outstanding, and all rights with respect thereto will cease and terminate, except the right of holders thereof to receive payment of the Redemption Price, without interest, upon presentation and surrender of certificates representing the Preferred Shares or by complying with the applicable procedures of the Depository Trust Company on or after the Redemption Date.

Questions regarding redemption of the Preferred Shares or the procedures therefor may be referred to the Redemption Agent at the address and telephone number below:

Computershare Trust Company, N.A.

Attention: Corporate Actions

250 Royall Street

Canton, MA 02021

855-396-2084

IMPORTANT TAX INFORMATION

Please Read This Notice Carefully

EXISTING FEDERAL INCOME TAX LAW MAY REQUIRE THE WITHHOLDING OF 28% OF ANY PAYMENTS TO HOLDERS PRESENTING THEIR SECURITIES FOR PAYMENTS WHO HAVE FAILED TO FURNISH A TAXPAYER IDENTIFICATION NUMBER, CERTIFIED TO BE CORRECT UNDER PENALTY OF PERJURY. HOLDERS MAY ALSO BE SUBJECT TO A PENALTY OF $50.00 FOR FAILURE TO PROVIDE SUCH NUMBER. CERTIFICATION MAY BE MADE TO THE REDEMPTION AGENT ON A SUBSTITUTE FORM W-9.